UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 French Road
Utica, New York	13502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 797-8375

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2019, CONMED Corporation (“CONMED”) completed a private unregistered offering of $345 million aggregate principal amount of its 2.625% Convertible Notes due 2024 (the “Notes”), which amount includes the full exercise of the initial purchasers’ option to purchase additional Notes.

CONMED intends to use approximately $21 million of the net proceeds from the offering of the Notes to pay the cost of certain convertible note hedge transactions, taking into account the proceeds to CONMED of certain warrant transactions, and intends to use the remaining net proceeds from the offering of the Notes, together with borrowings under its new credit facilities and its cash on hand, to finance the acquisition (the “Buffalo Filter Acquisition”) of Buffalo Filter LLC and Palmerton Holdings, Inc. There can be no assurance that the Buffalo Filter Acquisition will be consummated. If the Buffalo Filter Acquisition is not consummated, CONMED intends to use the remaining net proceeds from the Notes offering for general corporate purposes.

Indenture

On January 29, 2019, CONMED entered into an Indenture (the “Indenture”), dated as of January 29, 2019, with MUFG Union Bank, N.A., as trustee (the “Trustee”), relating to the issuance of the Notes.

The Notes bear interest at a rate of 2.625% per year, payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 2019. The Notes will mature on February 1, 2024, unless earlier repurchased or converted.

Subject to the terms of the Indenture, the Notes may be converted at an initial conversion rate of 11.2608 shares of common stock, par value $0.01 per share, of CONMED (“Common Stock”) per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $88.80 per share of Common Stock). Holders of the Notes may convert their Notes at their option at any time on or after November 1, 2023 through the second scheduled trading day preceding the maturity date. Holders of the Notes will also have the right to convert the Notes prior to November 1, 2023, but only upon the occurrence of specified events described in the Indenture. The conversion rate is subject to anti-dilution adjustments if certain events occur.

If certain corporate events (each defined in the Indenture as a “Make-Whole Fundamental Change”) occur prior to the maturity date of the Notes, and a holder elects to convert its Notes in connection with such corporate event, CONMED will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock as specified in the Indenture. No adjustment to the conversion rate will be made if the price paid or deemed to be paid per share of Common Stock in such corporate event is either less than $69.65 or exceeds $175.00.

If a specified “Fundamental Change” (as defined in the Indenture) occurs prior to the maturity date of the Notes, under certain circumstances each holder may require CONMED to repurchase all or part of its Notes at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the repurchase date.

Under the Indenture, the Notes may be accelerated upon the occurrence of certain customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency of CONMED, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

The description of the Indenture is a summary and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

In connection with the offering of the Notes, CONMED entered into convertible note hedge transactions with (i) Barclays Bank PLC, (ii) Bank of America, N.A., (iii) Wells Fargo Bank, National Association and (iv) J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (each, an “option counterparty”). The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock underlying the Notes. Concurrently with entering into the convertible note hedge transactions, CONMED also entered into warrant transactions with each option counterparty whereby CONMED sold to such option counterparty warrants to purchase, subject to customary anti-dilution adjustments, the same number of shares of Common Stock.

The convertible note hedge transactions are expected generally to reduce the potential dilution upon conversion of the Notes and/or offset any cash payments CONMED is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of Common Stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of Common Stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants, unless CONMED elects to settle the warrants in cash.

CONMED will not be required to make any cash payments to each option counterparty or its affiliates upon the exercise of the options that are a part of the convertible note hedge transactions, but will be entitled to receive from them a number of shares of Common Stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of Common Stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions during the relevant valuation period under the convertible note hedge transactions. Additionally, if the market price per share of Common Stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants during the measurement period at the maturity of the warrants, CONMED will owe each option counterparty a number of shares of Common Stock in an amount based on the excess of such market price per share of Common Stock over the strike price of the warrants. However, as specified under the terms of the warrant transactions, CONMED may elect to settle the warrants in cash.

The convertible note hedge transactions and the warrant transactions are separate transactions entered into by CONMED with each option counterparty, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

The description of the convertible note hedge transactions and the warrant transactions is a summary and is qualified in its entirety by reference to the complete text of each of the confirmations of these transactions, which are filed as Exhibits 10.1 to 10.16 hereto and are incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture” is incorporated herein by reference. CONMED placed the Notes in a private placement under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and shares of Common Stock issuable upon the conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of January 29, 2019, by and between CONMED Corporation and MUFG Union Bank, N.A., as trustee.

10.1	Base Note Hedge Transaction Confirmation, dated as of January 24, 2019, between CONMED Corporation and Barclays Bank PLC.

10.2	Base Note Hedge Transaction Confirmation, dated as of January 24, 2019, between CONMED Corporation and Bank of America, N.A.

10.3	Base Note Hedge Transaction Confirmation, dated as of January 24, 2019, between CONMED Corporation and Wells Fargo Bank, National Association.

10.4	Base Note Hedge Transaction Confirmation, dated as of January 24, 2019, between CONMED Corporation and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch.

10.5	Base Warrant Transaction Confirmation, dated as of January 24, 2019, between CONMED Corporation and Barclays Bank PLC.

10.6	Base Warrant Transaction Confirmation, dated as of January 24, 2019, between CONMED Corporation and Bank of America, N.A.

10.7	Base Warrant Transaction Confirmation, dated as of January 24, 2019, between CONMED Corporation and Wells Fargo Bank, National Association.

10.8	Base Warrant Transaction Confirmation, dated as of January 24, 2019, between CONMED Corporation and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch.

10.9	Additional Note Hedge Transaction Confirmation, dated as of January 25, 2019, between CONMED Corporation and Barclays Bank PLC.

10.10	Additional Note Hedge Transaction Confirmation, dated as of January 25, 2019, between CONMED Corporation and Bank of America, N.A.

10.11	Additional Note Hedge Transaction Confirmation, dated as of January 25, 2019, between CONMED Corporation and Wells Fargo Bank, National Association.

10.12	Additional Note Hedge Transaction Confirmation, dated as of January 25, 2019, between CONMED Corporation and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch.

10.13	Additional Warrant Transaction Confirmation, dated as of January 25, 2019, between CONMED Corporation and Barclays Bank PLC.

10.14	Additional Warrant Transaction Confirmation, dated as of January 25, 2019, between CONMED Corporation and Bank of America, N.A.

10.15	Additional Warrant Transaction Confirmation, dated as of January 25, 2019, between CONMED Corporation and Wells Fargo Bank, National Association.

10.16	Additional Warrant Transaction Confirmation, dated as of January 25, 2019, between CONMED Corporation and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Daniel S. Jonas
Name:	Daniel S. Jonas
Title:	Executive Vice President, General Counsel & Secretary

Date: January 29, 2019